EXHIBIT 4.1

                                Interactive Data
                           14 Wall Street, 11th Floor
                               New York, NY 10005


                                  May 18, 1999


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


      Re: Van Kampen Focus Portfolios
          Pharmaceutical Trust, Series 6
          Utility Trust, Series 6
          (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-76255

  Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                               James Perry
                                                               Vice President